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                                                                    EXHIBIT 5.1

                              CENDANT CORPORATION
                                  6 Sylvan Way
                          Parsippany, New Jersey 07054
                             Phone: (973) 496-7207



                                             March 9, 1998
Eric J. Bock
Vice President-Legal
Cendant Corporation
6 Sylvan Way
Parsippany, New Jersey 07054

Ladies and Gentlemen:

                  I am Vice President, Legal and Assistant Secretary of Cendant Corporation, a Delaware corporation (the "Company"), and as such have acted as counsel in connection with the Company's filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement (File No. 333-45227) on Form S-3 (the "Registration Statement") with respect to, among other things, the Company's debt securities ( the "Debt Securities"). Capitalized terms used but not defined herein are used as defined in the Registration Statement.

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Indenture (the "Inden ture"), dated as of February 24, 1998, as amended, between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee; (ii) certain resolutions of the Board of Directors of the Company and the Pricing Committee thereof relating to among other things, the Registration Statement, the Indenture, the Debt Securities and the creation of a series of Debt Securities entitled "Medium-Term Notes Due 9 Months to 40 Years from Date of Issue" (such series of Debt Securities hereinafter referred to as the "Notes"); and (iii) the forms of the Notes . I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such other



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documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, I have assumed that the Notes, when exe cuted, will be substantially in the form reviewed by me. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representatives of officers and other representatives of the Company and others.

                  I am admitted to the bar in the States of New York and New Jersey, and I express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and federal laws of the United States of America to the extent referred to specifically herein.

                  Based on the above, upon and subject to the foregoing, I am of the opinion that:

                  1. The Company is a corporation duly incorporate and validly existing pursuant to the laws of the State of Delaware.

                  2. The issuance by the Company of the Notes has been duly and validly authorized and, upon their due execution, authentication and delivery in accordance with the Indenture and upon payment therefor, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforcement is subject to any applicable bankruptcy insolvency, reorganization or other laws relating to or affecting creditors' rights generally and general principles of equity.



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                  I hereby consent to the filing of this opinion with the
Commission as an exhibit to the Registration Statement. I also consent to the use of my name under the heading "Legal Opinions" in the prospectus dated February 23, 1998 included in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                             Very truly yours,


                                             /s/ Eric J. Bock
                                             ----------------------------
                                             Eric J. Bock
                                             Vice President, Legal and
                                             Assistant Secretary

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